UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2026

CONX Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-39677	85-2728630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 S. Santa Fe Dr.

Littleton, CO 80120
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 472-1542

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None(1)

(1) The Company’s Class A common stock and public warrants are traded on the over-the-counter market under the symbols “CNXX” and “CNXXW,” respectively.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the course of preparing CONX Corp.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2025, the Company’s management identified an error in the presentation of the consolidated statement of cash flows for the year ended December 31, 2024. Specifically, the Company had incorrectly presented interest income earned on investments classified as cash and cash equivalents as a reconciling adjustment to net income within cash flows from operating activities under the indirect method, and presented a corresponding amount as “sales of marketable securities” within cash flows from investing activities. Because the underlying investments qualify as cash and cash equivalents under U.S. generally accepted accounting principles (“GAAP”), movements between those investments and cash do not constitute investing activities under Accounting Standards Codification (“ASC”) 230, Statement of Cash Flows, and, because the related interest income is already reflected in net income, no separate reconciling adjustment within cash flows from operating activities is appropriate. Correction of this error and a $25,391 error in the reconciling adjustment for gain (loss) on available-for-sale securities, which was not material individually, is expected to increase net cash provided by operating activities for the year ended December 31, 2024 by approximately $5.9 million, changing net cash used in operating activities of approximately $4.9 million, as previously reported, to net cash provided by operating activities of approximately $1.0 million, and to increase net cash used in investing activities by approximately $5.9 million, from approximately $55.1 million, as previously reported, to approximately $61.0 million (the “Restatement”). The Restatement has no impact on the Company’s net income, earnings per share, total assets, total liabilities, stockholders’ equity, cash and cash equivalents or net change in cash and cash equivalents. Based on both quantitative and qualitative considerations under Staff Accounting Bulletin No. 99 and ASC 250, Accounting Changes and Error Corrections, the Company’s management determined that the error was material to the Company’s previously issued consolidated statement of cash flows for the year ended December 31, 2024, and that the Restatement is required.

On November 13, 2026, the audit committee of the Company’s board of directors (the “Audit Committee”), based on management’s recommendation and after consulting with management and the Company’s independent registered public accounting firm, concluded that the Company’s previously issued consolidated statement of cash flows for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 28, 2025 (the “2024 Form 10-K”), should be restated and should no longer be relied upon due to the error described above. Similarly, the related Report of Independent Registered Public Accounting Firm on the Company’s consolidated financial statements as of and for the year ended December 31, 2024 included in the 2024 Form 10-K should no longer be relied upon. As a result, the Company determined that it will restate its consolidated statement of cash flows for the year ended December 31, 2024 in the comparative financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2025, and will include a restatement footnote describing the nature of the correction and its effect on the affected line items.

The Audit Committee and management have discussed the matters disclosed pursuant to this Item 4.02(a) with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

Note Regarding Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements, which include statements related to the restatement described herein, relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the “Risk Factors” section of the Company’s 2024 Form 10-K and the Company’s future reports filed with the SEC. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONX CORP.

By:	/s/ Kyle Jason Kiser
Name: Kyle Jason Kiser Title: Chief Executive Officer

Date: November 13, 2026

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